SALES AND MARKETING AGREEMENT

Among:

PLATINUM IT CONSULTING, INC.

And:

DGBS, INC.

And:

Dominick Presa

And:

Ganesh Venkatraman

SALES AND MARKETING AGREEMENT

THIS SALES AND MARKETING AGREEMENT is made and dated this ___ day of December, 2006 (the "Effective Date")

BETWEEN:

PLATINUM IT CONSULTING INC., a company incorporated under the laws of the State of New York, and having an address for notice and delivery located at 589 8th Avenue, New York, New York 10018

(the "Company");

AND: **DGRS, INC.**, a company incorporated under the laws of the State of Kansas, and having an address for notice and delivery located at 10 Glenwood Court, Manalapan, New Jersey 10018

AND: **DOMINECK PRESA**, an individual, and having an address for notice and delivery located at 10 Glenwood Court, Manalapan, New Jersey 10018

AND: **GANESH VENKATRAMAN**, an individual, and having an address for notice and delivery located at 11008 Rene Street, Lenexa, KS 66215,

(collectively, the "Consultant").

RECITALS:

WHEREAS: the Company requires sales and marketing activities in furtherance of its business activities and based upon various discussion, negotiations, understanding and agreement relating to the performance of such sales and marketing activities, the Company is desirous of retaining Consultant to perform such services on its behalf;

WHEREAS: Consultant is desirous of providing such services to the Company, and to memorialize their understanding in writing in order to provide clarification of the respective duties and obligations;

NOW THEREFORE, in consideration of the mutual covenants and provisos herein contained, the parties hereto agree as follows.

Article 1
GENERAL SERVICES AND DUTIES OF CONSULTANT

1.1 General Services. During the continuance of this Agreement, the Company hereby agrees to retain Consultant, and Consultant hereby agrees to perform sales and marketing services including, but not limited to, the following (collectively, known as the "General Services"):

(i) presale activities, including research and development of specific market intelligence and buying processes and identification of contact information for potential customers of the Company, preparation of presale marketing and sales presentation materials, assessment of potential customers and development of a business case for potential customers;

(ii) marketing activities, including development of marketing strategies based on specific information garnered through presale activities suited and tailored to the Company's business and target customers;

(iii) sales activities, including cold calls, initial customer contact to garner information for customer needs assessments, developing business cases for specific customers, developing sales presentation for specific customers, developing proposals for sale, handling negotiations for sale, and closing of sales;

(iv) post-sale activities, including handling and account maintenance, ongoing customer interaction and post-sale support;

(v) support activities, including qualification and recruiting of candidates to provide support;

(vi) additional activities, including participation in trade shows, seminars and conventions, including acquisition of market intelligence in regards to exhibitors and sponsors; and

(vii) prepare progress reports to be provided to the Company on a quarterly basis of the progress of Consultant, including plans for current marketing strategies, pending sales activities, and proposal for future marketing activities.

In this regard it is hereby acknowledged and agreed that Consultant shall be entitled to communicate with and shall rely upon the immediate advice, direction and instructions of the Board of Directors, or upon the advice or instructions of such director or officer of the Company as the Board of Directors shall, from time to time, in order to initiate, coordinate and implement the General Services as contemplated herein.

1.2 <u>Additional duties respecting the General Services</u>. Without in any manner limiting the generality of the General Services to be provided as set forth in section 1.1 *hereinabove*, it is hereby also acknowledged and agreed that Consultant will, during the continuance of this Agreement, provide for the performance of said General Services faithfully, diligently, to the best of Consultant's abilities and in the best interests of the Company. Consultant hereby agrees that during the term of this Agreement, Consultant shall devote their full time exclusively to the Company in connection with performance of the General Services. Furthermore, in the event Consultant realizes additional opportunities arising from its relationship with the vendors Consultant conducts business, Consultant shall present those opportunities to the Company.

Article 2
EFFECTIVENESS, INITIAL TERM, RENEWAL AND TERMINATION

2.1 <u>Effectiveness and Initial Term of the Agreement</u>. This Agreement becomes effective on the Effective Date hereinabove. Consultant represents and warrants to the Company that the "Effective Date" means the Consultant has terminated its employment and any and all relations with Consultant's previous employer. The initial term of this Agreement is for a two-year period commencing on the Effective Date hereof (the "Initial Term").

2.2 **Renewal by the Company after the Initial Term.** Subject at all times to sections 2.3, 2.4, 2.5 and 4.3 below, this Agreement shall renew automatically for subsequent six-month periods by mutual agreement if not specifically terminated in accordance with the following provisions. The Company and Consultant agree to notify the other party in writing at least 30 calendar days prior to the end of the Initial Term of its intent not to renew this Agreement (the "Non-Renewal Notice") and thereafter in writing at least 30 calendar days prior to the end of every subsequent six-month period. Should the Company or Consultant fail to provide the Non-Renewal Notice, this Agreement shall automatically renew for a subsequent six-month period renewal basis after the Initial Term or after the end of any subsequent six-month period. Any such renewal on a six-month basis shall be on the same terms and conditions contained herein unless modified and agreed to in writing by the parties in advance.

2.3 **Termination without cause by the Company.** Notwithstanding any other provision of this Agreement, and after the expiration of an initial five-month period commencing on the Effective Date (the "5-Month Period"), this Agreement may be terminated during the Initial Term and during the continuance of this Agreement by the Company at any time upon receipt of written notice to Consultant of the Company's intention to do so in the event Consultant is not meeting the minimum $20,000 net monthly proceeds to be received by the Company from Consultant pursuant to its sales and marketing activities. In addition, should the Consultant not be on track to bill at minimum of $60,000 in net proceeds during the 5 Month Period, Company shall have the option to terminate the Agreement upon written notice to Consultant.

2.4 **Termination for cause by the Company.** Notwithstanding any other provision of this Agreement, this Agreement may be terminated by the Company at any time upon receipt of written notice to Consultant of the Company's intention to do so if:

(a) Consultant is willfully non-compliant in the performance of its respective duties under this Agreement or materially breaches any provision of this Agreement.

(b) Consultant commits fraud or serious neglect or misconduct in the discharge of its respective duties hereunder or under the law; or

(c) Consultant becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 10 calendar days.

(d) The previous employer of consultant initiates legal proceedings in connection with a previous anti-compete agreement between such parties.

2.5 **Termination for cause by Consultant.** Notwithstanding any other provision of this Agreement, this Agreement may be terminated by Consultant at any time upon written notice to the Company of Consultant's intention to do so at least 30 calendar days prior to the effective date of any such termination if the Company fails to pay the Fee and/or the Commissions when due under the provisions of this Agreement within 30 calendar days from its receipt of written notice from Consultant

2.6 **Effect of Termination.** Terms of this Agreement relating to accounting, payments, confidentiality, non-compete, right of first refusal, accountability for damages or claims and all other matters reasonably extending beyond the terms of this Agreement and to the benefit of the Company or for the protection of the various business interests of the Company shall survive the termination of this Agreement, and any matter of interpretation thereto shall be given a wide latitude in this regard.. All receivables generated from consultants filling positions under this Agreement shall be owned by the Company, whether already billed or billed after termination of

this Agreement. The Company's ongoing obligation to provide and to pay Consultant all of the amounts otherwise payable to Consultant under Article 3 will cease upon Termination

Article 3
COMPENSATION OF CONSULTANT

3.1 Fee. Consultant shall render the General Services as defined above during the Initial Term and during the continuance of this Agreement and shall thus be compensated during the continuance of this Agreement to the termination by way of the payment by the Company to Consultant of the gross monthly fee of $20,000.00 (the "Fee"), due and payable on the first day of every month. The Gross Monthly Fee shall be deemed earned over the course of the month paid in.

3.2 Commission. In addition to payment of the Fee to Consultant by the Company, the Company agrees to pay to Consultant commissions as follows: (i) a monthly commission of 25% of net monthly profit realized in excess of $25,000 and up to $45,000 (the "First Tier Commission") a monthly commission of 35% of net monthly profit realized in excess of $45,000 and up to $70,000 (the "Second Tier Commission") and a monthly commission of 45% of net monthly profit realized in excess of $70,000 (the "Third Tier Commission"). Commissions shall be due and payable on the fifteenth day of every month for the preceding month during which such Commission was earned. For purposes of this Agreement, "net monthly profit" shall mean gross profit less cost of consultant any applicable payroll taxes under a W-2 for a consultant.

3.3 Expenses of Consultant. It is hereby acknowledged and agreed that Company shall pay $250 a month of Consultant's direct expenses actually and properly incurred by Consultant in connection with its performance of the General Services. Certain mutually agreed upon additional expenses of Consultant may be paid by the Company and shall be determined on an individual basis

3.4 Payment of Fee and Commission. It is hereby acknowledged and agreed that Consultant will be classified as a non-taxable consultant of the Company for all purposes. In this regard, and for all matters relating to this Agreement, Consultant will be a consultant of the Company under the meaning or application of any and all applicable federal and state unemployment, insurance and workers' compensation laws, and otherwise.

Article 4
NON-COMPETITION AND CONFIDENTIALITY

4.1 Non-competition. During the continuance of this Agreement, and for a period of two years following the termination of this Agreement, Consultant shall not enter into any contractual relations or conduct any business activities with any other party as it relates to any of the Company's existing consultants, employees, financing sources, business resources and customers.

4.2 Confidentiality. Consultant will not, except as authorized or required by Consultant' duties hereunder, reveal or divulge to any person or entity any information concerning the organization, business, finances, transactions or other affairs of the Company which may come to the knowledge of Consultant during the continuance of this Agreement, and Consultant will keep in complete secrecy all confidential information entrusted to Consultant and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Company and/or its business interests. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

4.3 **Business Conduct**. Consultant warrants that it shall conduct their business and other activities in a manner which is lawful and reputable and which brings good repute to the Company and its business interests. In particular, and in this regard, Consultant specifically warrants to provide the General Services in a sound and professional manner such that the same meets superior standards of performance quality within the standards of the industry or as set by the specifications of the Company.

4.4 **Pricing of Company's Product/Services and Right of Ownership to the Business**. All customer pricing and terms of the Company's products and/or services shall be decided jointly by the Company and Consultant. The Company and Consultant shall operate in good faith to establish such prices and terms. Said prices and terms may be established and modified on a customer by customer basis, taking into account the customer's budget constraints, and the cost structure to support service obligations. Both Company and Consultant agree that all invoicing and contracts shall be reviewed and agreed to by both Parties and shall reflect both Company's name and Consultants name unless prohibitive to do so. In addition, all invoicing shall require payment to the attention of Platinum or its assignee.

Consultant hereby acknowledges and agrees that any and all business interests and any products or improvements derived there from and any trade marks or trade names used in connection with the same (collectively, the "Property"), are wholly owned and controlled by the Company. Consultant agrees not to contest the title to any of the Property interests, in any way dispute or impugn the validity of the Property interests or take any action to the detriment of the Company's interests therein. Consultant hereby acknowledges that Company's name shall be on all invoicing with all clients which shall facilitate cash flowing the receivables of the Company.

Article 5
RIGHT OF FIRST REFUSAL

5.1 **Right of First Refusal**. During the term of this Agreement and for a period of two years after termination of this Agreement, and in the event the directors of Consultant propose and subsequently approve the sale of substantially all of the assets of Consultant (the "Sale of Consultant Assets") to a third party, and upon approval by the shareholders of Consultant of the Sale of Consultant Assets, Consultant shall first make a written offer (the "Offer") to sell the Consultant Assets to the Company at the purchase price agreed upon with any such third party and as specified in the Offer (the "Purchase Price"). The Offer shall state the name of the proposed third party and all of the terms and conditions of the proposed transfer and Sale of Consultant Assets. The Company shall have 30 days, after receipt of the Offer, in which to elect to purchase the Consultant Assets under the same terms and conditions as the offer from the third party.

Article 6
INDEMNIFICATION AND LEGAL PROCEEDINGS

6.1 **Indemnification**. The Company and Consultant hereby each agree to release each other and forever discharge any and all claims, manner of actions, whether at law or in equity suits, judgments, debts, liens, liabilities, demands, damages, losses, sums of money, expenses or disputes, known or unknown, fixed or contingent, which they now have or may have hereafter, directly or indirectly, individually or in any capacity against each other, their successors and assigns, as well as its present or former owners, directors, officers, stockholders, employees, agents, heirs, by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to, and including the date of the execution of this Agreement, relating to the terms and provisions of this Agreement. This indemnity will not apply in respect of an

Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

Article 7
ARBITRATION

7.1 **Matters for Arbitration.** Except for matters of indemnity or in the case of urgency to prevent material harm to a substantive right or asset, the Company and Consultant each agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. This provision shall not prejudice a party from seeking a Court order or assistance to garnish or secure sums or to seek summary remedy for such matters as counsel may consider amenable to summary proceedings. The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within five business days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within five business days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairperson of the arbitration herein provided for within the scope of the rules of the State of New York. After hearing any evidence and representations that the parties may submit, the arbitrator shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award. The Company and Consultant agree that the award by the arbitrators shall be final and binding upon each of them.

Article 8
GENERAL PROVISIONS

8.1 **Entire agreement.** This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

8.2 **No assignment.** This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties.

8.3 **Notice.** Each notice, demand or other communication required or permitted to be given under this Agreement shall be deemed sufficiently given if hand delivered via courier or overnight service or sent postage prepaid by registered mail, return receipt requested to the respective parties as set forth on the front page of this Agreement or to such other address as either party may notify the other of in writing. The date of receipt of such notice, demand or other communication shall be the date of delivery or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third business day after the same shall have been so mailed.

8.4 **Enurement.** This Agreement will enure to the benefit of and will be binding upon the parties hereto and their respective heirs, executors, administrators and assigns.

8.5 **Applicable law.** This Agreement shall be governed by the laws of the State of New York and applicable United States federal law.

8.6 **Severability and construction.** Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any

applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

8.7 Counterparts. This Agreement may be signed by the parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

IN WITNESS WHEREOF each of the Company and the Executive's Company has duly executed this Agreement as of the Effective Date first provided hereinabove.

PLATINUM IT CONSULTING, INC.
A New York corporation

Authorized Signatory (C/S)

DG BUSINESS SOLUTIONS, INC.
A Kansas corporation

12-21-06

Authorized Signatory (C/S)

Dec. 21, 2006

12-21-06

DOMENICK PRESA

GANESH VENKATRAMAN

Dec. 21, 2006

Eff. as of Jan 2, 2007